UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by NextTrip, Inc. (the “Company”) in its filings with the Securities and Exchange Commission, on April 25, 2024, the Company’s Board of Directors (“Board”) approved and authorized NextTrip Holdings, Inc. (“NextTrip”), a wholly owned subsidiary of the Company, to enter into a series of unsecured line of credit promissory notes (the “Line of Credit”) with certain related parties, including investors, directors, officers and employees of the Company, who may individually provide funds for the aggregate principal amount of up to $1,000,000, which aggregate principal amount was increased to up to $2,000,000 on August 14, 2024 at a joint meeting of the Audit Committee and the Board. The notes issued under the Line of Credit bear an annual interest rate of 7.5%, shall mature one year from the date of each note’s execution and may be prepaid by the Company at any time prior to maturity without penalty.

On April 9, 2024, NextTrip and Donald P. Monaco Insurance Trust (the “Trust”) entered into two promissory notes (each, a “Note,” and together, the “Notes”) under the Line of Credit. Donald Monaco, chairman of the Board, is the trustee of the Trust. The first Note has a principal balance of $500,000 and was issued in exchange for a new cash payment provided my Mr. Monaco. The second Note has a principal balance of $145,000 and was issued in exchange for cash advances previously made by Mr. Monaco to the Company.

The foregoing summary of the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of each of the Notes, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the issuance by the Company of the Notes is hereby incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 9, 2025, the Company held its 2025 Annual Meeting of the Stockholders (the “Annual Meeting”) in a virtual format. At the close of business on March 7, 2025, the record date for the Annual Meeting, there were 1,769,532 shares of Company common stock, 33,000 shares of Series H Convertible Preferred Stock (“Series H Preferred”) and 120,414 shares of Series I Convertible Preferred Stock (“Series I Preferred”) issued and outstanding and eligible to vote at the Annual Meeting. Each share of common stock, Series H Preferred and Series I Preferred eligible to vote as of the record date was entitled to one vote on all matters presented to stockholders at the Annual Meeting. At the Annual Meeting, 910,308 of the Company’s 1,922,946 shares of capital stock entitled to vote as of the record date, or approximately 47.3%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The proposals voted on at the Annual Meeting are more fully described in the Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on March 10, 2025, which information is incorporated herein by reference.

The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal No. 1: The Company’s stockholders elected one Class I director, to hold office until the Company’s 2028 annual meeting of stockholders, or until his successor is duly elected and qualified, subject to prior death, resignation or removal, as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Donald P. Monaco	883,846	648	10,039	15,775

Proposal No. 2: The Company’s stockholders ratified the selection of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
909,733	573	2	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Unsecured Promissory Note ($500,000) by and between NextTrip Holdings, Inc. and Donald P. Monaco Insurance Trust, dated April 9, 2025.
10.2	Unsecured Promissory Note ($145,000) by and between NextTrip Holdings, Inc. and Donald P. Monaco Insurance Trust, dated April 9, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: April 10, 2025	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer